UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 6, 2006
(Date of earliest event reported)
ROHM AND HAAS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 592-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
Annual Bonus Compensation Earned in 2005 and Long-Term Incentive Compensation Earned in 2003-05
Salary and Annual Incentive Compensation to be Earned in 2006 and Long Term Incentive Compensation to be Earned in 2006-08

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 6, 2006, the Executive Compensation Committee of the Board of Directors of Rohm and Haas Company approved the following actions with regard to the compensation of the Company’s named executive officers:
Annual Bonus Compensation Earned in 2005 and Long-Term Incentive Compensation Earned in 2003-05. The Executive Compensation Committee approved the following awards pursuant to the terms of the 2004 Rohm and Haas Company Annual Incentive Plan and the 2004 Long-Term Performance Share Plan and special awards for Dr. Brondeau and Mr. Croisetiere of $83,762 each.

Executive Officer	Annual Awards	2003-05 Long-Term Award
Rajiv L. Gupta, Chairman, CEO and President	$1,437,150	$904,295
Alan E. Barton, Vice President, Coatings	335,049	221,346
Pierre R. Brondeau, Vice President, Electronic Materials	418,811	221,346
Jacques M. Croisetiere, Vice President, CFO	418,811	196,576
Robert A. Lonergan, Vice President, General Counsel and Corporate Secretary	354,650	238,105
Annual Incentive Compensation to Be Earned in 2006. For 2006, the Executive Compensation Committee established a Return on Net Assets (RONA) goal as the performance criterion to be used in determining corporate awards under the Annual Incentive Plan. A graduated award schedule based on RONA performance will pay executive officers from 0 to 150% of base salary depending on RONA performance and job level.
Long-Term Incentive Compensation to Be Earned during 2006-08. For the 2006-08 performance cycle, the Executive Compensation Committee established performance standards for the executive officers under the Long-Term Performance Share Plan. Actual awards will be determined using three year average Return on Net Assets (RONA) and three year relative Total Shareholder Return (TSR) as the performance criteria. The payouts in number of shares shown in the Target column assume that Rohm and Haas’s performance matches both the RONA target and the TSR of a peer group of comparison companies. The payouts shown in the Threshold column indicate the lowest possible payout (other than zero), representing 12.5% of the target number of shares. The payouts shown in the Maximum column reflect the highest potential payouts of 162.5% of the target number of shares. Future payouts in the chart below are estimated using the average closing fair market share price for the month of January 2006. Actual dollar value of payouts (which will be paid half in stock and half in cash) will depend upon the average closing fair market share price for the month of December 2008.

			Estimated Future
		Performance or	Payouts Under
	Number of	Other Period	Performance Share Plan
	Shares, Units	Until Maturation	Threshold	Target	Maximum
Name	or Other Rights	or Payout	(# of shares)	(# of shares)	(# of shares)
R. L. Gupta	$1,920,250	12/31/2008	4,883	39,063	63,477
A. E. Barton	445,000	12/31/2008	1,132	9,052	14,710
P. R. Brondeau	445,000	12/31/2008	1,132	9,052	14,710
J. M. Croisetiere	445,000	12/31/2008	1,132	9,052	14,710
R. A. Lonergan	390,000	12/31/2008	992	7,934	12,893
Salary

Name	Salary (as of April 1, 2006)
Raj L. Gupta	$1,005,000
Alan E. Barton	$430,000
Pierre R. Brondeau	$430,000
Jacques M. Croisetiere	$430,000
Robert A. Lonergan	$380,600

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(C) EXHIBITS
10.1 — Annual Bonus Compensation Earned in 2005 and Long-Term Incentive Compensation Earned in 2003-05
10.2 — Salary and Annual Incentive Compensation to be Earned in 2006 and Long-Term Incentive Compensation to be Earned in 2006-08
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

(Registrant)

/s/ R. L. Gupta

R. L. Gupta
Chairman, President & Chief Executive Officer
Date: February 10, 2006

Exhibit Index
10.1 — Annual Bonus Compensation Earned in 2005 and Long-Term Incentive Compensation Earned in 2003-05
10.2 — Salary and Annual Incentive Compensation to be Earned in 2006 and Long-Term Incentive Compensation to be Earned in 2006-08